Exhibit 99.1

Nukkleus Appoints C. Derek Campbell to Board of Directors, Bolstering its Growing Footprint in Emerging Markets

Campbell, an experienced business leader with strong ties to emerging markets such as Africa, joins Nukkleus as it expands its global footprint

NEW YORK, January 26, 2024 -- Nukkleus Inc. (NASDAQ: NUKK), a pioneering force in the fintech industry, is pleased to announce the appointment of C. Derek Campbell, an experienced business leader with strong ties to the emerging financial markets, to its Board of Directors. Campbell's appointment comes on the heels of Nukkleus' recent strategic collaboration with Tantel Group to expand the company's footprint in the African B2B payments market.

Campbell brings a wealth of experience to the role, with a background that spans the energy, natural resources, infrastructure, security, and defense sectors. He currently serves as the Group Managing Partner of LVC Global Holdings, LLC, an international asset acquisition, investment, and consulting platform with a focus on Emerging and Frontier Markets, particularly Africa. As an accomplished business leader and a Colonel in the United States Marine Corps Reserves, Campbell previously held high-level positions in the U.S. military, including key roles in African countries such as Nigeria and South Sudan.

Campbell expressed his enthusiasm, stating, "I am excited to join Nukkleus and contribute to their mission of shaping the future of finance – particularly in the Emerging and Frontier Markets. Nukkleus' commitment to innovation and financial inclusion, as well as their dynamic approach to the financial services industry are truly commendable. I look forward to being part of this exciting journey."

Emil Assentato, CEO of Nukkleus, emphasized the significance of Campbell's appointment, stating, "The addition of Derek to our team underscores our commitment to delivering innovative solutions for global cross-border payment challenges. I am confident that his appointment, combined with our strategic collaboration with Tantel Group, positions us effectively to advance our presence in the African B2B payments market, reaffirming our dedication to driving positive change in the financial technology sector."

About Nukkleus Inc.:
Nukkleus Inc. (NASDAQ: NUKK) is a dynamic fintech aggregator dedicated to revolutionizing the financial services industry. Through strategic acquisitions and technology development, Nukkleus is creating a comprehensive ecosystem that addresses the evolving needs of modern finance. As 'A Gateway to the Future of Finance', Nukkleus is committed to driving growth, fostering innovation, and setting new standards for efficiency, security, and inclusivity in the financial world. For more information about Nukkleus please visit: https://www.nukk.com/.

Financial Products and Services Disclaimer:
Investment in digital assets involves risks, including the lack of regulation and customer protections typical in other financial markets, and is subject to a changing regulatory environment. These assets may lack legal tender status and are not covered by deposit protection insurance. Past performance is not indicative of future results. Local laws and regulations may restrict your ability to transact with us, and some services may not be available in your jurisdiction (e.g., Jacobi Asset Management's fund in the United States, Digital RFQ's licensing). For detailed information on Nukkleus' offerings and regulatory compliance, visit our EDGAR profile: https://www.sec.gov/edgar/browse/?CIK=1787518.

Cautionary Note Regarding Forward-Looking Statements:
This press release contains forward-looking statements as defined under U.S. securities laws. These statements, identified by words such as "will," "believe," "anticipate," "contemplate," "expect," "estimate," "intend," "plan," or their negatives or variations of these words, or similar expressions, are not guarantees of future performance and are subject to risks, uncertainties, and assumptions. Actual results may differ materially due to various factors, including our ability to benefit from the business combination, market competition, regulatory changes, and the risks inherent in our industry and operations. Forward-looking statements in this release are based on information available as of the release date and are subject to change. Except as required by law, we do not undertake to update these statements.

Contacts

For further information please contact:
Nukkleus Investor Relations
IR@nukk.com